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                                   PARENT GUARANTY
                                   _______________


                    This GUARANTY("Guaranty") is dated as of September 30, 1994, by AMDURA CORPORATION, a Delaware corporation ("Guarantor"), having its principal place of business and chief executive office at 900 Main Street South, Suite 2A, Southbury, Connecticut 06488, in favor of SANWA BUSINESS CREDIT CORPORATION, a Delaware corporation as agent ("Agent") on behalf of the Lenders, having an office at One South Wacker Drive, Chicago, Illinois 60606. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning assigned to such terms in the Loan Agreements.

                    WHEREAS, the Guarantor is the legal and beneficial owner of all of the issued and outstanding capital stock of The Crosby Group, Inc., a Delaware corporation ("Crosby") and The Harris Waste Management Group, Inc., a Delaware corporation ("Harris") (Crosby and Harris being collectively referred to herein as the "Debtors"); and

                    WHEREAS, the Agent and the Lenders have entered into
          (i) that certain Loan Agreement of even date herewith (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Crosby Loan Agreement") with Crosby and
          (ii) that certain Loan Agreement of even date herewith (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the "Harris Loan Agreement") with Harris (the Harris Loan Agreement and the Crosby Loan Agreement being collectively referred to herein as the "Loan Agreements"); and

                    WHEREAS, each Debtor will become liable for its respective Obligations including, without limitation, loans and other financial accommodations from the Lenders (including the Agent in its individual capacity) under the Loan Agreements (all Obligations being referred to herein as the "Guaranty
          Indebtedness"); and

                    WHEREAS, the Guarantor will derive substantial direct benefit and advantage from the financial accommodations to the Debtors set forth in the Loan Agreements, including the loans and advances made to the Debtors thereunder, and it will be to the Guarantor's direct interest and economic benefit to assist the Debtors in procuring such financial accommodations from the Lenders; and

                    WHEREAS, a condition to the Agent and the Lenders entering into the Loan Agreements is that the Guarantor execute and deliver this Guaranty;

                    NOW, THEREFORE, for and in consideration of the premises and in order to induce the Agent and the Lenders to

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          enter into the Loan Agreements and the Lenders to make loans thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:


                    SECTION 1.  Definitions.
                                ___________

                    When used herein, the following terms shall have the following meanings:

                         "Acquisition" shall mean any transaction, or any series of related transactions, consummated after the date of this Agreement, by which the Guarantor or any Subsidiary acquires, directly or indirectly, any business or all or substantially all of the assets of the business of any Person, whether through purchase of assets, merger or otherwise.

                         "Affiliate" shall mean any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with the Guarantor, including, without limitation, the officers and directors of the Guarantor, (b) that directly or beneficially owns or holds ten percent (10%) or more of any equity interest in the Guarantor, or (c) ten percent (10%) or more of whose voting stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of any equity interest) is owned directly or beneficially or held by the Guarantor. Affiliate shall not be deemed to include the Agent or any Lender. As used herein, the term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through ownership of securities, by contract or otherwise.

                         "Comfort Letter" shall mean that certain letter, dated January 12, 1993, executed by the Guarantor in favor of Generale Bank as in effect on the date hereof whereby the Guarantor agrees to certain undertakings with respect to N.V. Crosby Europe.

                         "ERISA Affiliate" shall mean any Person, trade or business that is, or was at any time during the previous six (6) years, along with the Guarantor, treated as a single employer for any purpose under Section 414 of the IRC.

                         "Financial Statements" shall have the meaning ascribed thereto in subsection 7(a) hereof.

                         "Indebtedness" shall mean at a particular time (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than current accounts payable arising in the ordinary course of business on terms

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          customary in the trade) in respect of which the Guarantor is liable, contingently or otherwise, as obligor or otherwise or any commitment by which the Guarantor assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by the Guarantor, including guaranties in the form of an agreement to repurchase or reimburse; provided that the amount of indebtedness represented by any guaranty of limited recourse shall be the lesser of the amount of indebtedness so guaranteed or the value of the asset to which the recourse of such indebtedness is limited to, (iii) obligations under leases which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded as capital leases in respect of which obligations the Guarantor is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations the Guarantor assures a creditor against loss, and (iv) all accounts payable of the Guarantor, which are not being contested in good faith and which are more than ninety (90) days past due.

                         "Material Adverse Effect" shall mean, as determined by the Required Lenders in their reasonable business judgment, a material adverse effect upon (i) the Agent's Lien priority in, or the value of, the Collateral, or (ii) the business, properties, operations or condition (financial or otherwise) of the Guarantor or any of its Subsidiaries taken as a whole as a result of the occurrence or existence of any single event or condition or series of events or conditions in the aggregate or (iii) the ability of the Guarantor to perform its obligations under any of the Financing Agreements or (iv) the validity or enforceability of any of the Financing Documents or the rights, powers and remedies of the Agent or any Lender to enforce or collect the Obligations.

                         "Multiemployer Plan" shall mean any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which the Guarantor or any ERISA Affiliate contributes or was required to contribute within the immediately preceding six (6) years.

                         "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (other than any Multiemployer Plan) under which the Guarantor or any ERISA Affiliate is, or was at any time within the previous six (6) years, an "employer" within the meaning of Section 3(5) of ERISA.

                         "Restricted Payment" shall mean: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Guarantor now or hereafter outstanding; (b) any redemption, conversion (other than the conversion of Series B preferred stock of the Guarantor and of options to acquire capital stock into common stock in accordance

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          with their respective terms), exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value direct or indirect of any shares of any class of stock of the Guarantor now or hereafter outstanding; (c) any payment or prepayment of principal of premium, if any, or interest on, fees with respect to, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to Subordinated Debt of the Guarantor; (d) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of the Guarantor now or hereafter outstanding; or (e) any payment by the Guarantor of any management fees, advisor fees or similar fees whether pursuant to a management agreement or otherwise to any Affiliate of the Guarantor.

                         "Subordinated Debt" shall mean any Guaranty
          Indebtedness issued or otherwise owing by the Guarantor in favor of any Subsidiary (a) the payment of which is subordinated to the payment of the Obligations and (b) which is incurred pursuant to documentation or entry in the financial records of such Subsidiary in form and substance satisfactory to the Agent in its sole discretion.

                         "Subsidiary" of a Person shall mean (i) any corporation of which more than fifty percent (50%) of the outstanding securities having ordinary voting power to elect a majority of the board of directors is at any time of determination, directly or indirectly, owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, trust, grantor trust, joint venture or similar business organization more than 50% of the equity or partnership interests having ordinary voting power or power of direction of which shall at any time of determination be so owned or controlled. Unless otherwise expressly provided or the context requires otherwise, all references herein to a "Subsidiary" shall mean a Subsidiary of the Guarantor.

                    SECTION 2.  Guaranty of Payment.
                                ___________________

                    (a)  The Guarantor hereby absolutely and
          unconditionally guarantees the full and prompt payment to the Agent, for the benefit of the Lenders, when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all existing and future Guaranty Indebtedness.

                    (b) The Guarantor acknowledges that valuable consideration supports this Guaranty, including, without limitation, the consideration set forth in the recitals above as well as any commitment to lend, extension of credit or other

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          financial accommodation, whether heretofore or hereafter made by the Lenders to the Debtors; any extension, renewal or replacement of any of the Guaranty Indebtedness; any forbearance with respect to any of the Guaranty Indebtedness or otherwise; any cancellation of an existing guaranty; any purchase of either of the Debtors' assets by the Lenders; or any other valuable consideration.

                    (c) The Guarantor agrees that all payments under this Guaranty shall be made in United States currency and in the same manner as provided for the Guaranty Indebtedness.

                    SECTION 3.  Costs and Expenses.
                                __________________

                    The Guarantor agrees to pay on demand, if not paid by the Debtors, all costs and expenses of every kind incurred by the Agent or the Lenders: (a) in enforcing this Guaranty, (b) in collecting any of the Guaranty Indebtedness from either Debtor or the Guarantor, (c) in realizing upon or protecting any collateral for this Guaranty or for payment of any of the Guaranty Indebtedness, and (d) for any other purpose related to the Guaranty Indebtedness or this Guaranty. "Costs and expenses" as used in the preceding sentence shall include, without limitation, reasonable attorneys' fees incurred by the Agent or any Lender in retaining counsel for advice, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

                    SECTION 4.  Nature of Guaranty: Continuing, Absolute
                                ________________________________________
          and Unconditional.
          _________________

                    (a) This Guaranty is and is intended to be a continuing guaranty of payment of the Guaranty Indebtedness, independent of and in addition to any other guaranty, indorsement, collateral or other agreement held by the Agent or the Lenders therefor or with respect thereto, whether or not furnished by the Guarantor. The obligations of the Guarantor to repay the Guaranty Indebtedness hereunder shall be unlimited.

                    (b) The Guarantor shall have no right, claim or remedy of subrogation, reimbursement, contribution or any similar rights against either Crosby or Harris or any other guarantor with respect to the Guaranty Indebtedness and hereby waives all such rights including, without limitation, any right to enforce any remedy which Agent or any Lender now has or may hereafter have against either Debtor, any endorser or any other guarantor of all or any part of the Guaranty Indebtedness, and Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to Agent, on behalf of the Lenders, to secure payment of the Guaranty Indebtedness or any part thereof or any other liability of the Debtors to the Agent or the

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          Lenders.  If any amount shall be paid to Guarantor on account of any payment made hereunder at any time when the Guaranty Indebtedness shall not have been paid in full, such amount shall be held in trust for the benefit of Agent and Lenders and shall forthwith be paid to Agent to be credited and applied, whether the Guaranty Indebtedness is matured or unmatured, in accordance
          with the terms of the Loan Agreements.   Guarantor hereby
          releases each Debtor from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in Section 101(4) of the Bankruptcy Code), whether arising under any law, statute, governmental rule or regulation or judicial determination or otherwise, to which Guarantor is or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by Agent or Lenders of their rights with respect to any Collateral for the Guaranty Indebtedness, including any such claims to which Guarantor may be entitled as a result of any right of subrogation, contribution, exoneration or reimbursement. The Guarantor authorizes the Agent, on behalf of the Lenders, to take any action or exercise any remedy with respect to such collateral which the Agent, on behalf of the Lenders, in its sole discretion shall determine, without notice to the Guarantor. The Guarantor further agrees that any and all claims of the Guarantor against either Debtor, any endorser or any other guarantor of all or any part of the Guaranty Indebtedness, or against any of their respective properties, whether arising by reason of any payment by the Guarantor to the Agent, on behalf of the Lenders, pursuant to the provisions hereof, or otherwise, shall be subordinate and subject in right of payment to the prior payment, in full, of any and all principal and interest, all fees, all reasonable costs of collection (including reasonable attorneys' fees and time charges) and any other liabilities or obligations owing to the Lenders by the Debtors which may arise either with respect to or on any note, instrument, document, item, agreement or other writing heretofore, now or hereafter delivered to any Lender or the Agent. In the event the Agent, on behalf of the Lenders, in its sole discretion elects to give notice of any action with respect to the collateral securing the Guaranty Indebtedness or any part thereof, fifteen (15) days' written notice mailed to the Guarantor by ordinary mail at the address shown hereon shall be deemed reasonable notice of any matters contained in such notice. The Guarantor consents and agrees that the Agent, on behalf of the Lenders, shall be under no obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranty Indebtedness.

                    (c) For the further security of the Lenders and without in any way diminishing the liability of the Guarantor, following the occurrence of an Event of Default and acceleration of the Guaranty Indebtedness of either Debtor, all debts and

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          liabilities, present or future of such Debtor to the Guarantor and all monies received from such Debtor or for its account by the Guarantor in respect thereof shall be received in trust for the Lenders and forthwith upon receipt shall be paid over to the Agent, for the benefit of the Lenders, until all of such Guaranty Indebtedness has been paid in full. This assignment and postponement is independent of and severable from this Guaranty and shall remain in full force and effect whether or not the Guarantor is liable for any amount under this Guaranty.

                    (d) This Guaranty and Guarantor's obligations hereunder are absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantor to be the final, complete and exclusive expression of the guaranty agreement between the Guarantor and the Agent, on behalf of the Lenders. No modification or amendment of any provision of this Guaranty shall be effective unless in writing and signed by a duly authorized officer of the Agent, on behalf of the Lenders.

                    SECTION 5.  Certain Rights and Obligations.
                                ______________________________

                    (a) The Guarantor authorizes the Agent and the Lenders, without notice, demand or any reservation of rights against the Guarantor and without impairing or affecting the validity or enforceability of this Guaranty or the Guarantor's obligations hereunder, from time to time: (i) to renew, extend, increase, accelerate or otherwise change the time for payment of, the terms of or the interest on the Guaranty Indebtedness or any part thereof or grant other indulgences to the Debtors or others;
          (ii) to accept from any Person and hold collateral for the payment of the Guaranty Indebtedness or any part thereof, and to modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate or surrender, with or without consideration, such collateral or any part thereof; (iii) to accept and hold any indorsement or guaranty of payment of the Guaranty Indebtedness or any part thereof, and to discharge, release or substitute any such obligation of any such indorser or guarantor, or any Person who has given any security interest in any collateral as security for the payment of the Guaranty Indebtedness or any part thereof, or any other Person in any way obligated to pay the Guaranty Indebtedness or any part thereof, and to enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such indorser, guarantor, or Person; (iv) to dispose of any and all collateral securing the Guaranty Indebtedness in any manner as the Agent or the Lenders, in their sole discretion, may deem appropriate, and to direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Guaranty Indebtedness or any part thereof as the Agent or

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          the Lenders, in their sole discretion may determine; (v) except as otherwise provided in the Loan Agreements, to determine the manner, amount and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Guaranty Indebtedness (whether principal, interest, fees, costs, and expenses, or otherwise) including, without limitation, the application of payments received from any source to the payment of indebtedness other than the Guaranty Indebtedness even though the Lenders might lawfully have elected to apply such payments to the Guaranty Indebtedness to amounts which are not covered by this Guaranty; and (vi) to take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as the Agent or the Lenders, in their sole discretion, may deem appropriate and generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of Guarantor as a guarantor or surety in whole or in part, and in no case shall the Agent or the Lenders be responsible or shall the Guarantor be released either in whole or in part for any act or omission in connection with the Agent or the Lenders having sold any security at an under value.

                    (b) If any default shall be made in the payment of any of the Guaranty Indebtedness and any grace period has expired with respect thereto, the Guarantor hereby agrees to pay the same in full to the extent hereinafter provided: (i) without deduction by reason of any setoff, defense (other than payment) or counterclaim of either Debtor; (ii) without requiring presentment, protest or notice of nonpayment or notice of default to the Guarantor, to either Debtor or to any other Person; (iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy or reorganization of either Debtor; (iv) without requiring the Agent or the Lenders to resort first to either Debtor (this being a guaranty of payment and not of collection) or to any other guaranty or any collateral which the Lenders may hold; (v) without requiring notice of acceptance hereof or assent hereto by the Agent or the Lenders; and (vi) without requiring notice that any of the Guaranty Indebtedness has been incurred, extended or continued or of the reliance by the Agent or the Lenders upon this Guaranty; all of which the Guarantor hereby waives.

                    (c) This Guaranty and the Guarantor's obligation hereunder shall at all times be valid and enforceable and shall not be impaired or affected by any other agreements or circumstances of any nature whatsoever which otherwise constitute a defense to this Guaranty, including without limitation, any of the following, all of which the Guarantor hereby waives: (i) any failure or omission to perfect or continue the perfection of any security interest in or other lien on, or preserve rights to, any

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          collateral securing payment of any of the Guaranty Indebtedness or the Guarantor's obligation hereunder; (ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any such security interest or other lien or guaranty of the Guaranty Indebtedness; (iii) any failure or omission to protect, preserve or insure any such collateral; (iv) failure of the Guarantor to receive notice of any intended disposition of such collateral; (v) any defense arising by reason of the cessation from any cause whatsoever of liability of either Debtor including, without limitation, any failure, negligence or omission by the Agent or the Lenders in enforcing their claims against either Debtor; (vi) any waiver of any right, remedy or power or of any default with respect to the Guaranty Indebtedness or any part thereof or any release, settlement or compromise of any obligation of either Debtor; (vii) the invalidity or unenforceability of any of the Guaranty Indebtedness or the invalidity or unenforceability of any agreement relating thereto or with respect of any collateral securing the Guaranty Indebtedness or any part thereof; (viii) any change of ownership of either Debtor or the insolvency, bankruptcy or any other change in the legal status of either Debtor; (ix) any change in, or the imposition of, any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Guaranty Indebtedness; (x) the existence of any claim, setoff or other right which the Guarantor may have at any time against the Agent, any Lender, either Debtor or any other guarantor in connection herewith or any unrelated transaction; (xi) the failure of either Debtor or the Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Guaranty Indebtedness or this Guaranty, or to take any other action required in connection with the performance of all obligations pursuant to the Guaranty Indebtedness or this Guaranty; (xii) the Agent's election, on behalf of the Lenders, in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code; (xiii) any borrowing, use of cash collateral, or grant of a security interest by either Debtor, as debtor in possession, under section 363 or 364 of the Bankruptcy Code; (xiv) the disallowance of all or any portion of any of the Lenders' claims for repayment of the Guaranty Indebtedness under section 502 or 506 of the Bankruptcy Code; or (xv) any other fact or circumstance which might otherwise constitute grounds at law or in equity for the discharge or release of the Guarantor from its obligations hereunder, all whether or not the Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xv) of this subsection 5(c). It is agreed that the Guarantor's liability hereunder is independent of any other guaranties or other obligations at any time in effect with respect to the Guaranty Indebtedness or any

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          part thereof and that the Guarantor's liability hereunder may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations or any provision of any applicable law or regulation purporting to prohibit payment by either Debtor of the Guaranty Indebtedness in the manner agreed upon between the Lenders and such Debtor.

                    SECTION 6.  Representations and Warranties.
                                ______________________________

                    The Guarantor represents and warrants that:

                    (a) Existence. The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business as a foreign corporation in, and is in good standing under the laws of, all states in which it is required by applicable law to maintain such qualification and good standing except where the failure to so qualify would not have a Material Adverse Effect.

                    (b) Authority. The Guarantor has full power, authority and legal right to enter into this Guaranty and the other Financing Agreements to which the Guarantor is a party.
          The execution and delivery by the Guarantor of this Guaranty and such other Financing Agreements: (i) have been duly authorized by all necessary action on the part of the Guarantor; (ii) are not in contravention of the terms of the Guarantor's Certificate of Incorporation or Bylaws or of any indenture, agreement or undertaking to which the Guarantor is a party or by which the Guarantor or any of its Property is bound; (iii) do not and will not require any governmental consent, registration or approval or the consent of any other Person that has not been obtained;
          (iv) do not and will not contravene any contractual or governmental restriction to which the Guarantor or any of its Property may be subject; and (v) do not and will not, except as contemplated herein, result in the imposition of any Lien upon any Property of the Guarantor under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Guarantor is a party or by which the Guarantor or any of its Property may be bound or affected. The Guarantor has the full corporate authority to own or lease and operate its property and to conduct the business in which it is currently engaged and in which it proposes to engage.

                    (c) Binding Effect. This Guaranty and all of the other Financing Agreements to which the Guarantor is a party have been duly executed and delivered by the Guarantor, are the legal, valid and binding obligations of the Guarantor and are enforceable against the Guarantor in accordance with their terms.



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                    (d)  Financial Data. The Guarantor has furnished to
          each Lender the consolidated and consolidating financial statements (the "Financial Statements") of the Guarantor and its Subsidiaries based on financial data as of August 31, 1994. As of the date of this Guaranty, the Financial Statements are complete and accurate and fairly represent the Guarantor's consolidated assets, liabilities, financial condition and results of operations in accordance with Generally Accepted Accounting Principles, consistently applied, as of August 31, 1994 (subject to normal year-end adjustment and the absence of full footnote disclosure) and the consolidated results of their operations for the respective periods then ended (subject to normal year-end adjustments). There are no omissions from the Financial Statements or other facts and circumstances not reflected in the Financial Statements which are material. There has been no material and adverse change in the business, operations or condition (financial or other) of the Guarantor and its Subsidiaries since the date of the Financial Statements.

                    (e) Solvency. The Guarantor is Solvent and will continue to be Solvent following the consummation of the transactions contemplated by this Guaranty and the Loan
          Agreements.

                    (f) Tax Obligations. The Guarantor and each Subsidiary have filed complete and correct federal, state and local tax reports and returns required to be filed by it, prepared in accordance with applicable laws or regulations, and, except for extensions duly obtained, has either duly paid all taxes, duties and charges owed by it, or made adequate provision for the payment thereof. There are no material unresolved questions or claims concerning any tax liability of the Guarantor or any Subsidiary.

                    (g) Indebtedness and Liabilities. As of August 31, 1994, the Guarantor and its Subsidiaries had no Indebtedness other than Indebtedness reflected on the Financial Statements. Except for such Indebtedness and liabilities reflected on the Financial Statements, the Guarantor and its Subsidiaries have no liabilities required to be reflected on a balance sheet prepared in accordance with GAAP (subject to normal year-end adjustments).

                    (h) Use of Proceeds and Margin Security. Neither the Guarantor nor any Subsidiary is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying Margin Stock. As of the date hereof, neither the Guarantor nor any Subsidiary owns any Margin Stock. None of the proceeds of the Loans advanced or funded under the Loan Agreements (including, without limitation, proceeds advanced to the Guarantor by either Debtor) or any

          Restricted Payments (as defined in the Loan Agreements) or any Restricted Debt will be used, directly or indirectly, for any purpose which might cause any of the Loans, Letters of Credit or other extensions of credit under the Loan Agreements or any other Financing Agreement or any document or instrument delivered pursuant thereto to violate any regulation of the Federal Reserve Board. At all times less than twenty-five percent (25%) of the value (as determined by any reasonable method) of the Property of the Guarantor on a consolidated basis which is subject to any limitation on sale, pledge, or other restriction hereunder or under any other Financing Agreement will be represented by Margin Stock.

                    (i) Litigation and Proceedings. As of the Closing Date, except as disclosed on Exhibit 6.14 of the Loan Agreements, no judgments are outstanding against the Guarantor or any Subsidiary or binding upon any of their respective Property. Except as disclosed on Exhibit 6.14 of the Loan Agreements, there is not now pending or threatened, any litigation, claim, arbitration or governmental proceeding ("Litigation") by or against the Guarantor or any Subsidiary which, if adversely determined, would have a Material Adverse Effect, and to the best of the Guarantor's knowledge after diligent inquiry, there are no presently existing facts or circumstances likely to give rise to any such Litigation. None of the Litigation will prevent, enjoin or delay the consummation of the transactions contemplated by the Financing Agreements. Except as disclosed on Exhibit 6.14 of the Loan Agreements, the items disclosed on Exhibit 6.14 will not have a Material Adverse Effect.

                    (j) Compliance with Laws and Regulations. The execution and delivery by the Guarantor of this Agreement, all of the other Financing Agreements to which it is a party and the performance of the Guarantor's obligations hereunder and thereunder are not in contravention of any order applicable to the Guarantor or, to the Guarantor's best knowledge, any laws, regulations or ordinances the violation of which would have a Material Adverse Effect. The Guarantor and its Subsidiaries are in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the Property of the Guarantor or a Subsidiary except for laws, orders, regulations and ordinances the non-compliance with or violation of which would not, in the aggregate, have a Material Adverse Effect.

                    (k) ERISA. (i) Neither the Guarantor nor any ERISA Affiliate has sponsored or contributed to, or has had any obligation under, any Plan or Multiemployer Plan other than those identified on Exhibit 6.19 of each of the Loan Agreements.

                    (ii) With respect to all Plans, the Guarantor and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and the IRC and the PBGC Grantor Trust in all material respects. Each Plan that is intended to be qualified under
          Section 401(a) of the IRC has either been determined by the Internal Revenue Service to be so qualified or is the subject of a pending request to the Internal Revenue Service for a favorable determination letter for which the Guarantor believes it is entitled, and each trust related to such Plans has been determined to be exempt from federal income tax under Section 501(a) of the IRC or is the subject of a pending request to the Internal Revenue Service for a favorable determination letter for which the Guarantor believes it is entitled. No liability has been incurred by the Guarantor or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Plan or any Multiemployer Plan or the PBGC Grantor Trust.

                    (l) Full Disclosure. This Guaranty, the Financial Statements, the representations and warranties of the Guarantor in any other Financing Agreement delivered or to be delivered by the Guarantor, do not and will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. There is no material fact which the Guarantor has not disclosed to the Agent in writing which has had or, so far as the Guarantor can now foresee, will have a Material Adverse Effect.

                    (m)  Subsidiaries.   Exhibit 6(m) contains an accurate
          list of all of the existing Subsidiaries of the Guarantor as of the date of this Guaranty, setting forth their respective jurisdictions of incorporation and the percentage of their capital stock owned by the Guarantor or other Subsidiaries.

                    (n) Negative Pledge. Neither the Guarantor nor any of its Subsidiaries is a party to or bound by any indenture, contract, instrument or other agreement which prohibits the creation, incurrence or sufferance to exist of any Lien upon its Property, except the Financing Agreements and the Foreign Indebtedness Documents.

                    (o) Plan of Reorganization. The Guarantor is in compliance with all of the terms and conditions of the Plan of Reorganization and the PBGC Grantor Trust.

                    (p) Survival of Warranties. All representations and warranties contained in this Guaranty or any of the other Financing Agreements to which the Guarantor is a party shall survive the execution and delivery of this Guaranty and the termination hereof.

                    SECTION 7.  Covenants
                                _________

                    The Guarantor covenants that:

                    (a) Financial Statements. The Guarantor shall keep proper books of record and account in which full and true entries will be made of all dealings or transactions in respect of or in relation to the business and affairs of the Guarantor and its Subsidiaries, in accordance with Generally Accepted Accounting Principles consistently applied, and the Guarantor shall: (i) furnish to each Lender as soon as practicable and in any event within thirty (30) days after the end of each month, a detailed computation of Consolidated Tangible Net Worth, Consolidated Cash Flow Coverage and Leverage Ratio, showing the calculations necessary to determine compliance by the Debtors with the Loan Agreements; (ii) furnish to each Lender as soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, statements of net income and cash flow of the Guarantor and its Subsidiaries for such year, and a balance sheet of the Guarantor and its Subsidiaries as of the end of such year, setting forth in each case, in comparative form and on a consolidated basis, if applicable, corresponding figures for the period covered by the preceding annual audit and as of the end of the preceding Fiscal Year, all in reasonable detail and satisfactory in scope to the Required Lenders and examined and certified by Arthur Andersen L.L.P. or any other independent public accountants of recognized national standing selected by the Guarantor and acceptable to the Required Lenders, whose opinion shall be in scope and substance satisfactory to the Required Lenders; (iii) concurrently with the preparation of the Guarantor's annual audited financial statements, send a letter to such accountants with a copy to each Lender, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Lenders and such accountants shall deliver a letter addressed to each Lender acknowledging such Lender's reliance thereon in form and substance satisfactory to such Lender; (iv) prior to the end of each Fiscal year, Projections prepared in the same manner as the Projections attached as Exhibit 6.4-2 to each of the Loan Agreements, including projected balance sheets for the forthcoming Fiscal Year, on a quarterly basis; projected cash flow statements (including, without limitation, proposed Capital Expenditures) for the forthcoming Fiscal Year, on a quarterly basis; projected profit and loss statements for the forthcoming Fiscal Year, on a quarterly basis, together with appropriate supporting details as reasonably requested by any Lender; (v) as soon as practicable and in any event within ten (10) days of delivery to the Guarantor, furnish to each Lender a copy of any letter issued by the Guarantor's independent public accountants or other management consultants with respect to the Guarantor's financial or accounting systems or controls, including all so-called "management letters"; and (vi) promptly upon their filing, furnish to each Lender all regular and periodic reports and final registration statements or other official statements and all amendments or supplements thereto required to be filed by the Guarantor with the Securities and Exchange Commission.

                    All financial statements delivered to the Lenders pursuant to the requirements of this subsection 7(a) (except where otherwise expressly indicated) shall be prepared in accordance with Generally Accepted Accounting Principles consistently applied. Changes in accounting principles or applications shall be approved by the Lenders and the Guarantor's independent auditors in advance and shall not be permitted to amend or distort any financial covenant (all of which were negotiated based on the Projections), advance rate or other provision contained in the Loan Agreements.

                    The Guarantor authorizes the Agent and each Lender to discuss the financial condition of the Guarantor and its Subsidiaries with the Guarantor's independent public accountants and agrees that such discussion or communication shall be without liability to any such Person or the Guarantor's independent public accountants. The Guarantor shall deliver a letter addressed to such accountants authorizing them to comply with the provisions of this subsection 7(a).

                    (b) Inspections and Audits. Upon reasonable notice prior to the occurrence of a Default or Event of Default but without notice after the occurrence thereof, the Agent, or any Person designated by the Agent in writing, shall have the right, from time to time hereafter, to call at the Guarantor's place or places of business (or any other place where the Collateral or any information relating thereto is kept or located) during reasonable business hours, and, without hindrance or delay (i) to inspect, audit, check and make copies of and extracts from the Guarantor's books, records, journals, orders, receipts and any correspondence and other data relating to the Guarantor's or any Subsidiary's business or to any transactions between the parties hereto, (ii) to make such verification concerning the Collateral as the Agent may consider reasonable under the circumstances, and
          (iii) to discuss the affairs, finances and business of the Guarantor with any officers, employees or directors of the Guarantor.

                    (c) Conduct of Business; Compliance With Laws. The Guarantor shall, and shall cause each Subsidiary to, maintain its corporate existence and all licenses, bonds, franchises, leases, patents, contracts and other rights necessary or desirable to the profitable conduct of its business, and shall, and shall cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders of any federal, state or local governmental authority, except for such laws, rules and regulations the violation of which would not, in the aggregate, have a Material Adverse Effect.

                    (d) Claims and Taxes. (i) The Guarantor agrees to indemnify and hold the Agent and each Lender harmless from and against any and all claims, demands, obligations, losses, damages, penalties, costs, and expenses (including reasonable attorneys' fees) asserted by any Person (other than the Guarantor or any Subsidiary) in connection with this Guaranty or the other Financing Agreements or asserted by any Person and relating to or in any way arising out of the possession, use, operation or control of any of the Guarantor's or any Subsidiary's Property. The Guarantor shall, and shall cause each Subsidiary to, file all tax and information returns and reports required by and prepared in accordance with applicable law and shall pay or cause to be paid all license fees, bonding premiums and related taxes and charges, and shall pay or cause to be paid all real and personal property taxes, assessments and charges and franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Guarantor or any Subsidiary, or payable by the Guarantor or any Subsidiary, at such times and in such manner as to prevent any penalty from accruing or any Lien from attaching to Property of the Guarantor or any Subsidiary; provided that the Guarantor or such Subsidiary shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof (1) so long as no Lien which will have priority over the Agent's Lien granted under the other Financing Agreements with respect to any Collateral is filed or recorded with respect thereto, and (2) so long as such contest does not have a Material Adverse Effect.

                    (ii) The Guarantor shall notify each Lender promptly (and in no event later than ten (10) days) after becoming aware of the intent of the Service to assert a deficiency with respect to it or any Subsidiary, and shall promptly (and in no event later than five (5) days after receipt) send each Lender copies of any notices of proposed deficiency and any notices of deficiency received from the Service. The Guarantor shall take all reasonable actions necessary to contest such claimed deficiency and shall provide the Agent with periodic status reports on such contest.

                    (e) Liability Insurance. The Guarantor shall, and shall cause each Subsidiary to, maintain, at its expense, such public liability and third party property damage insurance in such amounts and with such deductibles as are acceptable to the

          Required Lenders naming the Agent, on behalf of the Lenders, as an additional insured and providing the Agent with 30 days' written notice prior to cancellation or any material change in coverage.

                    (f) Encumbrances. The Guarantor shall not, nor shall it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any nature whatsoever on any of its Property, including, without limitation, the Collateral, other than (i) the Permitted Liens and (ii) subject to the limitation set forth in subsection 7(i) hereof, Liens granted by the Guarantor on Margin Stock in favor of non-Affiliates to secure Restricted Debt.

                    (g) Indebtedness. The Guarantor shall not incur, create, assume, become or be liable in any manner with respect to, or suffer to exist, any Restricted Debt which might cause any such Restricted Debt to violate any regulation of the Federal Reserve Board. The aggregate principal amount of Restricted Debt shall not exceed Three Million Dollars ($3,000,000) during the term of this Guaranty; provided that for the period from the Closing Date through the earlier of the date of entry of the Final Order or June 30, 1995, the aggregate principal amount of Restricted Debt shall not exceed One Million Dollars ($1,000,000); and provided further that in the event the Final Order is not entered by June 30, 1995, the Guarantor shall not incur any further Restricted Debt. The Guarantor shall not incur any Restricted Debt in favor of any Debtor unless at the time of the incurrence of any such Restricted Debt (A) the Net Worth of Crosby and Harris shall be not less than $46,000,000 and $17,000,000, respectively. In the event that the Net Worth of Crosby or Harris shall at any time be less than the respective amounts set forth above, all outstanding Restricted Debt in favor of the Debtors at such time shall be immediately prepaid in full. After the occurrence of a Default or an Event of Default, the Guarantor shall not voluntarily prepay, defease, purchase, redeem, retire or otherwise acquire any Indebtedness other than the Obligations.

                    (h) Consolidations and Acquisitions. Except with the consent of the Required Lenders, which consent shall not be unreasonably withheld, the Guarantor shall not merge or consolidate with, purchase, lease or otherwise acquire all or substantially all of the assets or properties of, or acquire any capital stock, equity interests, debt or other securities of, any other Person (whether through an Acquisition or otherwise) except that any Subsidiary may merge or consolidate with or into the Guarantor; provided that the Guarantor is the surviving Person. The Guarantor shall not dissolve, liquidate, enter into any joint venture or become a partner in any partnership.

                    (i) Investments. The Guarantor shall not make or permit to exist Investments (including, without limitation, loans and advances to, and other Investments in, Subsidiaries and Affiliates), or commitments therefor, or to create any Subsidiary except (i) Investments in Subsidiaries and other Investments in existence on the date hereof and disclosed on Exhibit 7(i) hereof, (ii) mergers and consolidations permitted by subsection 7(h) hereof, (iii) Investments in Persons other than Subsidiaries in an aggregate amount during the term of this Guaranty not to exceed Three Million Dollars ($3,000,000) of which not more than Five Hundred Thousand Dollars ($500,000) shall be in stock options; provided that for the period from the Closing Date through the earlier of the date of entry of the Final Order or June 30, 1995, the aggregate Investments in such other Persons shall not exceed One Million Dollars ($1,000,000) of which not more than Five Hundred Thousand Dollars ($500,000) shall be in stock options; and provided further that in the event the Final Order is not entered by June 30, 1995, the Guarantor shall not make any further Investments in such other Persons.

                    (j) Guaranties. The Guarantor shall not make or suffer to exist any Guaranty except (i) endorsements of negotiable instruments for collection in the ordinary course of business, (ii) Guaranties in favor of the Agent, for the benefit of the Lenders, and (iii) the Comfort Letter and any other similar agreement whereby the Guarantor on an unsecured basis issues a Guaranty of the repayment of a Subsidiary's Indebtedness.

                    (k) Disposal of Property. Except with the consent of the Required Lenders, which consent shall not be unreasonably withheld, the Guarantor shall not sell, lease, assign, transfer or otherwise dispose of any of its Property, assets, business or rights to any Person; provided that the Guarantor may sell, transfer or otherwise dispose of Margin Stock.

                    (l) Restricted Payments. The Guarantor shall not, without the prior written consent of the Required Lenders, declare, pay, order, make or set apart any Restricted Payment; provided that (i) the Guarantor may pay dividends payable solely in shares of stock to the holders of that stock, and (ii) so long as no Default or Event of Default has occurred or, after giving effect thereto, would occur, the Guarantor may pay cash dividends on its capital stock; provided that the aggregate amount of all cash dividends paid on all classes of capital stock for any Fiscal Year shall not exceed twenty-five percent (25%) of Net Income for such Fiscal Year.

                    (m) Securities. The Guarantor shall not, nor shall it permit any of its Subsidiaries to, issue or distribute any of its capital stock for any Acquisition not permitted under subsection

          7(h) or redeem, repurchase or acquire any of its capital stock or debt securities of any description for consideration or otherwise; provided that the Guarantor may redeem, repurchase or acquire its capital stock for the purpose of funding any Plan in lieu of cash contributions.

                    (n) Changes in Charter, Bylaws or Fiscal Year. The Guarantor shall not (i) permit any amendment to its certificate of incorporation or bylaws or its corporate structure which could have a Material Adverse Effect , or (ii) change its Fiscal Year, without the Required Lenders' prior written consent which shall not be unreasonably withheld.

                    (o) Transactions with Affiliates. The Guarantor shall not enter into any transaction including, without limitation, the purchase, sale, lease or exchange of property or the rendering or purchase of any service to or from any Affiliate except (i) in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's business and upon fair and reasonable terms no less favorable to the Guarantor than the Guarantor would obtain in a comparable arm's length transaction with an unaffiliated Person and (ii) Investments permitted by subsection 7(i) hereof.

                    (p) Corporate Accounts. The Guarantor shall not maintain corporate deposit accounts jointly with any Affiliate or commingle any funds with funds of any Affiliate.

                    (q) Purchase of Stock. The Guarantor shall not use any proceeds of any Loan or Letter of Credit for any purpose which might cause any of the Loans or Letters of Credit or other extensions of credit under the Loan Agreements to violate any regulation of the Federal Reserve Board.

                    (r) Negative Pledges. The Guarantor shall not enter into or assume any agreement (other than the Financing Agreements) containing a negative pledge provision which would require a sharing of any interest in the Collateral or prohibiting or limiting the creation or assumption of any Lien upon its Property, whether now owned or hereafter acquired.

                    SECTION 8.  Termination.
                                ___________

                    This Guaranty shall remain in full force and effect until all of the Guaranty Indebtedness shall be finally and irrevocably paid in full and the Commitments under the Loan Agreements shall have been terminated. Payment of all of the Guaranty Indebtedness from time to time shall not operate as a discontinuance of this Guaranty. The Guarantor further agrees that, to the extent that either Debtor makes a payment or payments to the Agent or any of the Lenders on the Guaranty

          Indebtedness, or the Agent or the Lenders receive any proceeds of collateral securing the Guaranty Indebtedness, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be returned or repaid to either Debtor, its estate, trustee, receiver, debtor in possession or any other Person, including, without limitation, any guarantor, under any insolvency or bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction or satisfaction occurred, and this Guaranty shall continue in full force notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent's or the Lenders' rights under this Guaranty and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

                    SECTION 9.  Guaranty of Performance.
                                _______________________

                    The Guarantor also guarantees the full, prompt and unconditional performance of all obligations and agreements of every kind owed or hereafter to be owed by the Guarantor or either Debtor to the Agent or the Lenders. Every provision for the benefit of the Agent or the Lenders contained in this Guaranty shall apply to the guaranty of performance given in this subsection 9.

                    SECTION 10.  Taxes.
                                 _____

                    All payments hereunder shall be made without any counter-claim or set-off, free and clear of, and without reduction by reason of, any taxes, levies, imposts, charges and withholdings, restrictions or conditions of any nature ("Taxes"), which are now or may hereafter be imposed, levied or assessed by any country, political subdivision or taxing authority, all of which will be for the account of and paid by the Guarantor. If for any reason, any such reduction is made or any Taxes are paid by the Lender, the Guarantor will pay to the Agent for the benefit of the Lenders such additional amounts as may be necessary to ensure that the Agent and the Lenders receive the same net amount which it would have received had no reduction been made or Taxes paid.

                    SECTION 11.  Security.
                                 ________

                    To secure payment of the Guarantor's obligations under this Guaranty, concurrently with the execution of this Guaranty, the Guarantor is entering into a Pledge Agreement granting to the

          Agent for the benefit of the Lenders a first Lien on all of the capital stock of the Debtors and a Security Agreement granting to the Agent for the benefit of the Lenders a Lien on all of the assets of the Guarantor.

                    SECTION 12.  Miscellaneous.
                                 _____________

                    (a) In addition to and without limiting any other right, power or remedy of the Agent or any Lender, whenever the Agent or the Lenders have the right to declare any of the Guaranty Indebtedness to be immediately due and payable (whether or not it has been so declared), the Lenders at their sole election without notice to the Guarantor may appropriate and set off against the Guaranty Indebtedness: (i) any and all indebtedness or other monies due or to become due to the Guarantor by the Agent or the Lenders in any capacity; and (ii) any moneys, credits or other property belonging to the Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of the Agent or any of the Lenders, or any affiliate of the Agent or any of the Lenders, whether for deposit or otherwise, whether or not the Guaranty Indebtedness or the obligation to pay such monies owed by the Agent or the Lenders is then due, and the Agent, on behalf of the Lenders, is hereby granted a security interest in and lien upon such moneys, credits and other property. The Agent or the Lenders shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefor is made or entered on the Agent's or the Lenders' records subsequent thereto.

                    (b) In the event that acceleration of the time for payment of any of the Guaranty Indebtedness is stayed, upon the insolvency, bankruptcy or reorganization of either Debtor, or otherwise, all such amounts shall nonetheless be payable by the Guarantor forthwith upon demand by the Agent, on behalf of the Lenders.

                    (c) No delay on the part of the Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent or any Lender of any right, power or remedy shall preclude any further exercise thereof; nor shall any amendment, supplement, modification or waiver of any of the terms or provisions of this Guaranty be binding upon the Agent or the Lenders, except as expressly set forth in a writing duly signed and delivered by the Agent. The failure by the Agent or any Lender at any time or times hereafter to require strict performance by the Debtors or the Guarantor of any of the provisions, warranties, terms and conditions contained in any promissory note, security agreement, agreement, indenture, guaranty, instrument or document now or at any time or times hereafter executed by the Debtors or the Guarantor and delivered to the Agent or any Lender shall not waive, affect or diminish any right of the Agent or any Lender at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been waived by any act or knowledge of the Agent or any Lender, their agents, officers or employees, unless such waiver is contained in an instrument in writing duly signed and delivered by the Agent and/or the Lenders, as the case may be. No waiver by the Agent or the Lenders of any default shall operate as a waiver of any other default hereunder or the same default on a future occasion, and no action by the Agent or the Lenders permitted hereunder shall in any way affect or impair the Agent's or any Lender's rights, powers or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any Guaranty Indebtedness owing by either Debtor to the Lenders shall be conclusive and binding on the Guarantor irrespective of whether either Debtor was a party to the suit or action in which such determination was made. The rights and remedies of the Agent and the Lenders hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                    (d) This Guaranty shall bind the Guarantor and the successors and assigns of the Guarantor and shall inure to the benefit of the Agent and the Lenders, their successors and assigns. All references herein to any Lender shall for all purposes also include all Participants. All references herein to either Debtor shall be deemed to include its successors and assigns including, without limitation, a receiver, trustee or debtor in possession of or for such Debtor.

                    (e) Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

                    (f) Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions of the Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                    (g) It is understood that while the amount of the Guaranty Indebtedness is not limited, if, in any action or proceeding involving any state or federal bankruptcy, insolvency

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
          or other law affecting the rights of creditors generally, this Guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action of the Guarantor, the Lenders, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

                    (h) This Guaranty sets forth the entire understanding and agreement of the Guarantor and the Agent with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

                    (i) THE GUARANTOR AND THE AGENT HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS GUARANTY OR THE OTHER FINANCING AGREEMENTS TO WHICH THE GUARANTOR IS A PARTY SHALL BE LITIGATED IN SUCH COURTS, AND THE GUARANTOR AND THE AGENT EACH WAIVE ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OF FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SECTION 13 HEREOF AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING CONTAINED IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE AGENT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION TO THE EXTENT NECESSARY TO ENFORCE ITS LIENS AGAINST ASSETS LOCATED IN SUCH JURISDICTION.

                    (j) THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED UNDER AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

                    SECTION 13.  Notices.
                                 _______

                    Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 5:00 p.m. (Chicago time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two Business Days after delivery to such courier properly addressed; or (d) if by United States mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

                    Notices shall be addressed as follows:

                    (a)  If to Guarantor:

                         Amdura Corporation
                         900 Main Street South
                         Suite 2A
                         Southbury, Connecticut 06488
                         Attn:  Chief Financial Officer
                         Telecopy:  (203) 262-1270

                    (b)  If to Agent:

                         Sanwa Business Credit Corporation
                         One South Wacker Drive
                         Chicago, Illinois 60606
                         Attn:  Commercial Finance Division
                         Telecopy:  (312) 782-6035

          or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 13. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

                    SECTION 14.  Waivers.
                                 _______

                    (a) THE GUARANTOR WAIVES THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS.

                    (b) IN THE EVENT OF A DEFAULT UNDER EITHER LOAN AGREEMENT, THE GUARANTOR HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE AGENT OR THE LENDERS OF THEIR RIGHTS TO REPOSSESS THE COLLATERAL WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GUARANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS GUARANTY.

                    (c) THE GUARANTOR AND THE AGENT ACKNOWLEDGE THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE REQUIRED FOR A BENCH TRIAL AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, ANY OBJECTION BASED ON FORUM NON CONVENIENS, ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND WAIVE ANY BOND OR SURETY OR SECURITY

          UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE AGENT OR THE LENDERS.

                    (d) THE GUARANTOR ABSOLUTELY, UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY RIGHT TO ASSERT ANY DEFENSE, SETOFF, COUNTERCLAIM OR CROSS-CLAIM OF ANY NATURE WHATSOEVER WITH RESPECT TO THIS GUARANTY OR THE OBLIGATIONS OF THE GUARANTOR HEREUNDER OR THE OBLIGATIONS OF ANY OTHER PERSON OR PARTY (INCLUDING THE DEBTORS) RELATING TO THIS GUARANTY, THE GUARANTY INDEBTEDNESS OR THE OBLIGATIONS OF THE GUARANTOR IN ANY ACTION OR PROCEEDING BROUGHT BY THE LENDERS TO COLLECT THE GUARANTY INDEBTEDNESS OR TO ENFORCE THE OBLIGATIONS OF THE GUARANTOR.

                    IN WITNESS WHEREOF, this Guaranty has been executed as of the day first written above.


                                        AMDURA CORPORATION




                                        By:  /s/ C. David Bushley
                                             --------------------

                                        Title:    Senior Vice President,
                                                  Finance and
                                                  Administration and Chief
                                                  Financial Officer